UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

Berthel Growth & Income Trust I

(Exact name of registrant as specified in its charter)

Iowa	33-89506	52-1915821
(State of Incorporation)	(Commission File Number)	(IRS No.)

701 Tama Street, Marion, Iowa 52302

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (319) 447-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Berthel Growth & Income Trust I (the “Trust”), on its own behalf and own behalf of its wholly-owned subsidiary Berthel SBIC, LLC (Commission File number 811-08451) (“Berthel SBIC”), reports as follows:

1. As previously reported in a Form 8-K filed on June 22, 2009, the Trust dissolved on June 22, 2009, in accordance with the terms of its declaration of trust and applicable Delaware statutes. Following the effective date of the Trust’s dissolution, the Trust Advisor has acted as Liquidating Trust Advisor in accordance with the terms of the Trust, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Trust gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities, and to distribute any remaining assets to the holders of beneficial interests in the Trust, but not for the purpose of continuing the business for which the Trust was organized. On March 26, 2012, with the Trust having no remaining assets, the Liquidating Trust Advisor completed the winding up of the Trust, cancelled all outstanding shares of beneficial interests in the Trust, and filed a certificate of cancellation with the office of the Delaware Secretary of State.

2. As previously reported in a Form 8-K filed on January 8, 2009, the United States District Court for the Northern District of Iowa (the “Court”) entered on January 7, 2009, a Consent Order and Judgment (the “Receivership Order”) by which the Court appointed the United States Small Business Administration (the “SBA”) as the receiver (the “Receiver”) for Berthel SBIC. On February 13, 2012, the Court entered an order which terminated the Berthel SBIC receivership, as previously reported in a Form 8-K filed on February 17, 2012, which report is by this reference incorporated herein. On March 23, 2012 (the “SBIC Dissolution Date”), the Trust, as the sole member of Berthel SBIC approved the dissolution of Berthel SBIC and appointed BFC Planning, Inc., as the Liquidation Committee pursuant to Berthel SBIC’s operating agreement. On March 26, 2012, BFC Planning, Inc., completed the dissolution, winding up and liquidation of Berthel SBIC, cancelled all outstanding membership interests in Berthel SBIC, and filed a certificate of cancellation with the office of the Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

Berthel Growth & Income Trust I

(Registrant)

By: BFC Planning, Inc., an Iowa corporation

Its: Trust Advisor

By: /s/ Daniel P. Wegmann

Daniel P. Wegmann, CFO